Exhibit 15.1
May 12, 2008
The Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
We are aware of the incorporation by reference in the Registration Statement (Form S-4) of F.N.B. Corporation for the registration of 5,600,000 shares of its common stock of our reports dated May 7, 2008 relating to the unaudited condensed consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarter ended March 31, 2008.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania